Exhibit 99.3

Vanguard Natural Resources, LLC and Subsidiaries
Unaudited Pro Forma Combined Financial Information

On December 31, 2010, Vanguard Natural Resources, LLC (the “Company” or “Vanguard”) acquired (the “ENP Purchase”) all of the member interests in Encore Energy Partners GP, LLC (“ENP GP”), the general partner of Encore Energy Partners LP (“ENP”) representing 46.7% aggregate equity interest in ENP at the date of the ENP Purchase, from Denbury Resources Inc. We consolidated ENP as we had the ability to control the operating and financial decisions and policies of ENP through our ownership of ENP GP. On December 1, 2011, we acquired the remaining 53.4% of the ENP Units not held by us through a merger (the “ENP Merger”) with one of our wholly owned subsidiaries. The ENP Merger was consummated through a unit-for-unit exchange whereby ENP’s public unitholders received 0.75 Vanguard common units in exchange for each ENP common unit they owned at closing. The transaction resulted in 18,420,606 additional common units being issued by Vanguard. We refer to the ENP Purchase and ENP Merger collectively as the “ENP Acquisition.”

On June 22, 2011, Vanguard and ENP entered into two Purchase and Sale Agreements to acquire producing oil and natural gas assets in the Permian Basin in West Texas from a private seller. Vanguard and ENP agreed to purchase 50% of the assets from this acquisition for an aggregate of $85.0 million. We refer to this acquisition as the “Permian Basin Acquisition I.” This acquisition was completed on July 29, 2011 for an aggregate adjusted purchase price of $81.4 million. The effective date of this acquisition was May 1, 2011. The purchase price was funded with borrowings under financing arrangements existing at that time.

On April 4, 2012, Vanguard and its wholly-owned subsidiary VNR Finance Corp., completed a public offering (the “Senior Notes Offering”) of $350.0 million aggregate principal amount of 7.875% senior unsecured notes due 2020 (the “Senior Notes”), at a public offering price of 99.274%, resulting in aggregate net proceeds of $338.7 million, after underwriting discounts and financing fees. Interest on the Senior Notes is payable on April 1 and October 1 of each year, beginning on October 1, 2012. We used a portion of the net proceeds from this offering to repay all indebtedness outstanding under our second lien term loan and applied the balance of the net proceeds to outstanding borrowings under our reserve-based credit facility. The repayment therefore resulted in an increase in the amount available to be borrowed under our reserve-based credit facility.

On June 1, 2012, Vanguard and its wholly-owned subsidiary Vanguard Permian, LLC (“Vanguard Permian”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) to acquire natural gas and liquids assets in the Woodford Shale and Fayetteville Shale of the Arkoma Basin (the “Purchased Assets”) for a purchase price of $445.0 million from Antero Resources Corporation (“Antero”), a wholly-owned subsidiary of Antero Resources LLC. We refer to this acquisition as the “Arkoma Basin Acquisition.” This acquisition was completed on June 29, 2012 for an aggregate adjusted purchase price of $434.4 million. The effective date of this acquisition was April 1, 2012. The purchase price was funded with borrowings under our reserve-based credit facility.

Also on June 29, 2012, in connection with the Arkoma Basin Acquisition, Vanguard entered into a second amendment to the Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”). Pursuant to an interim borrowing base redetermination, under the Amended Credit Agreement, the borrowing base of our reserve-based credit facility was increased from $670.0 million to $975.0 million.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Vanguard and Antero, adjusted to reflect the Senior Notes Offering and the Arkoma Basin Acquisition. Vanguard’s historical consolidated statements of operations have also been adjusted to give pro forma effect to the Permian Basin Acquisition I and the ENP Merger completed in 2011 as presented in Note 4 to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial statements give effect to the events set forth below:

•
Vanguard's and ENP’s Permian Basin Acquisition I completed during July 2011 and the increase in interest expense related to borrowings under financing arrangements existing at that time to fund the acquisitions.

•
The elimination of the nonrecurring loss which resulted from the impairment of goodwill related to the acquisition of natural gas and oil properties in the Permian Basin Acquisition I completed during 2011.

•	The issuance of 18,420,606 Vanguard common units to ENP's public unitholders in exchange for each ENP common unit they owned at the closing of the ENP Merger.
•	The elimination of certain general and administrative expenses resulting from ENP not being a separate public company after the completion of the ENP Merger.
•	The Senior Notes Offering and the increase in interest expense related to Senior Notes, including the bond discount amortization.
•
The repayment of borrowings under the reserve-based credit facility and second lien term loan using the proceeds from the Senior Notes Offering and the decrease in interest expense as a result of the repayment.

•	The Arkoma Basin Acquisition completed during June 2012 and the increase in interest expense related to borrowings under Vanguard's reserve-based credit facility.

The unaudited pro forma combined balance sheet gives effect to the Senior Notes Offering and Arkoma Basin Acquisition as if they had occurred on March 31, 2012. The unaudited pro forma combined statements of operations for the three months ended March 31, 2012 and the year ended December 31, 2011 give effect to the ENP Merger, the Permian Basin Acquisition I, the Senior Notes Offering and the Arkoma Basin Acquisition as if they had occurred on January 1, 2011.

The unaudited pro forma combined financial information should be read in conjunction with Vanguard's Form 10-K for the year ended December 31, 2011 and Vanguard's Form 10-Q for the quarter ended March 31, 2012. Antero's historical consolidated financial statements and the notes thereto for each of the three years ended December 31, 2011, 2010, and 2009 and for the three month periods ended March 31, 2012 and 2011 are included in this filing.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that Vanguard would have reported had the ENP Merger, Permian Basin Acquisition I, the Senior Notes Offering and the Arkoma Basin Acquisition been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of Vanguard's future performance for reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Unaudited Pro Forma Combined
 Balance Sheet as of March 31, 2012
(In thousands)

	Vanguard historical	Antero Resources Corporation historical	Pro forma adjustments (Note 2)		Vanguard pro forma combined
	(In thousands, except per unit amounts)
Current assets
Cash and cash equivalents	$5,244	$60	$(60)	(a)
	—	—	4,700	(c)	$9,944
Trade accounts receivables, net	49,075	29,278	(29,278)	(a)	49,075
Derivative assets	786	61,676	(5,972)	(b)	56,490
Other current assets	2,894	6,147	(6,147)	(a)	2,894
Total current assets	57,999	97,161	(36,757)		118,403
Oil and natural gas properties, at cost	1,385,303	1,084,584	(732,557)	(b)	1,737,330
Accumulated depletion, amortization and accretion	(221,623)	(333,322)	333,322	(b)	(221,623)
Oil and natural gas properties evaluated, net (see Note 1)	1,163,680	751,262	(399,235)		1,515,707
Other assets
Goodwill	420,955	—	—		420,955
Derivative assets	2,041	66,068	(7,771)	(b)	60,338
Other assets	20,376	16,793	(16,793)	(a)
	—	—	8,759	(c)	29,135
Total assets	$1,665,051	$931,284	$(451,797)		$2,144,538
Liabilities and members' equity
Current liabilities
Accounts payable:
Trade	$3,599	$38,737	$(38,737)	(a)	$3,599
Affiliate	1,637	—	—		1,637
Accrued liabilities:
Lease operating	5,371	5,848	(5,848)	(a)	5,371
Developmental capital	1,402	—	—		1,402
Interest	201	—	—		201
Production taxes and marketing	12,459	—	—		12,459
Derivative liabilities	17,289	—	—		17,289
Deferred swap premium liability	4,655	—	—		4,655
Oil and natural gas revenue payable	4,555	8,656	(8,656)	(a)	4,555
Other	4,616	366	(366)	(a)	4,616
Total current liabilities	55,784	53,607	(53,607)		55,784
Long-term debt	640,000	18,000	(18,000)	(a)
	—	—	(334,000)	(c)
	—	—	434,448	(b)	740,448
Senior notes, net	—	363,481	(363,481)	(a)
	—	—	350,000	(c)
	—	—	(2,541)	(c)	347,459
Derivative liabilities	35,575	—	—		35,575
Deferred gain on sale of assets	—	17,348	(17,348)	(a)	—
Asset retirement obligations	34,680	1,351	8,133	(b)	44,164
Other long-term liabilities	3,651	27	(27)	(a)	3,651
Total liabilities	769,690	453,814	3,577		1,227,081
Members' equity
Members' capital	891,401	477,470	(477,470)	(a)
	—	—	22,096	(b)	913,497
Class B units	3,960	—	—		3,960
Total members' equity	895,361	477,470	(455,374)		917,457
Total liabilities and members' equity	$1,665,051	$931,284	$(451,797)		$2,144,538

Unaudited Pro Forma Combined
 Statement of Operations
 for the Three Months Ended March 31, 2012

	Vanguard historical	Antero Resources Corporation historical	Pro forma adjustments (Note 3)		Vanguard pro forma combined
	(In thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$82,717	$21,294	$—		$104,011
Realized gain (loss) on other commodity derivative contracts	(3,239)	17,043	—		13,804
Unrealized gain (loss) on other commodity derivative contracts	(22,734)	8,500	—		(14,234)
Fee income	—	20	(20)	(a)	—
Total revenues	56,744	46,857	(20)		103,581
Costs and Expenses
Production:
Lease operating expenses	18,559	11,200	—		29,759
Production and other taxes	6,860	185	—		7,045
Depreciation, depletion, amortization and accretion	21,797	18,561	(7,691)	(b)	32,667
Exploration expenses	—	148	(148)	(c)	—
Impairment of unproved properties	—	409	(409)	(a)	—
Selling, general and administrative expenses	4,972	1,610	—		6,582
Total costs and expenses	52,188	32,113	(8,248)		76,053
Income from operations	4,556	14,744	8,228		27,528
Other income and (expense)
Interest expense	(5,329)	(8,911)	8,911	(a)
			(500)	(d)
			(7,229)	(e)	(13,058)
Realized loss on interest rate derivative contracts	(576)	—	—		(576)
Unrealized loss on interest rate derivative contracts	(421)	—	—		(421)
Net loss on acquisition of oil and natural gas properties	(330)	—	—		(330)
Other income	76	2	(2)	(a)	76
Total other expense	(6,580)	(8,909)	1,180		(14,309)
Net income (loss)	$(2,024)	$5,835	$9,408		$13,219
Net income (loss) per Common and Class B unit
Basic	$(0.04)				$0.25
Diluted	$(0.04)				$0.25
Weighted average units outstanding
Common units – basic	52,067	—	—		52,067
Common units – diluted	52,067	—	56	(f)	52,123
Class B units – basic & diluted	420	—	—		420

Unaudited Pro Forma Combined
 Statement of Operations
 for the Year Ended December 31, 2011

	Vanguard pro forma (Note 4)	Antero Resources Corporation historical	Pro forma Adjustments (Note 3)		Vanguard pro forma combined
	(In thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$323,690	$112,801	$—		$436,491
Loss on commodity cash flow hedges	(3,071)	—	—		(3,071)
Realized gain on other commodity derivative contracts	10,276	39,406	—		49,682
Unrealized gain (loss) on other commodity derivative contracts	(470)	39,577	—		39,107
Fee income	—	120	(120)	(a)	—
Total revenues	330,425	191,904	(120)		522,209
Costs and Expenses
Production:
Lease operating expenses	67,472	37,663	—		105,135
Production and other taxes	28,621	615	—		29,236
Depreciation, depletion, amortization and accretion	88,203	72,239	(13,946)	(b)	146,496
Exploration expenses	—	851	(851)	(c)	—
Impairment of unproved properties	—	1,490	(1,490)	(a)	—
Selling, general and administrative expenses	17,144	7,608	—		24,752
Total costs and expenses	201,440	120,466	(16,287)		305,619
Income from operations	128,985	71,438	16,167		216,590
Other income and (expense)
Interest expense	(30,092)	(33,949)	33,949	(a)
			(2,561)	(d)
			(28,671)	(e)	(61,324)
Realized loss on interest rate derivative contracts	(2,874)	(2,175)	2,175	(a)	(2,874)
Unrealized gain (loss) on interest rate derivative contracts	(2,088)	2,127	(2,127)	(a)	(2,088)
Net gain on acquisition of oil and natural gas properties	290	—	—		290
Other income	77	—	—		77
Total other income (expense)	(34,687)	(33,997)	2,765		(65,919)
Net income	$94,298	$37,441	$18,932		$150,671
Net income per Common and Class B unit
Basic	$1.94				$3.10
Diluted	$1.94				$3.09
Weighted average units outstanding
Common units – basic	48,226				48,226
Common units – diluted	48,286				48,286
Class B units – basic & diluted	420				420

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

On December 31, 2010, Vanguard Natural Resources, LLC (the “Company” or “Vanguard”) acquired (the “ENP Purchase”) all of the member interests in Encore Energy Partners GP, LLC (“ENP GP”), the general partner of Encore Energy Partners LP (“ENP”) representing 46.7% aggregate equity interest in ENP at the date of the ENP Purchase, from Denbury Resources Inc. We consolidated ENP as we had the ability to control the operating and financial decisions and policies of ENP through our ownership of ENP GP. On December 1, 2011, we acquired the remaining 53.4% of the ENP Units not held by us through a merger (the “ENP Merger”) with one of our wholly owned subsidiaries. The ENP Merger was consummated through a unit-for-unit exchange whereby ENP’s public unitholders received 0.75 Vanguard common units in exchange for each ENP common unit they owned at closing. The transaction resulted in 18,420,606 additional common units being issued by Vanguard. We refer to the ENP Purchase and ENP Merger collectively as the “ENP Acquisition.”

On June 22, 2011, Vanguard and ENP entered into two Purchase and Sale Agreements to acquire producing oil and natural gas assets in the Permian Basin in West Texas from a private seller. Vanguard and ENP agreed to purchase 50% of the assets from this acquisition for an aggregate of $85.0 million. We refer to this acquisition as the “Permian Basin Acquisition I.” This acquisition was completed on July 29, 2011 for an aggregate adjusted purchase price of $81.4 million. The effective date of this acquisition was May 1, 2011. The purchase price was funded with borrowings under financing arrangements existing at that time.

On April 4, 2012, Vanguard and its wholly-owned subsidiary VNR Finance Corp., completed a public offering (the “Senior Notes Offering”) of $350.0 million aggregate principal amount of 7.875% senior unsecured notes due 2020 (the “Senior Notes”), at a public offering price of 99.274%, resulting in aggregate net proceeds of $338.7 million, after underwriting discounts and financing fees. Interest on the Senior Notes is payable on April 1 and October 1 of each year, beginning on October 1, 2012. We used a portion of the net proceeds from this offering to repay all indebtedness outstanding under our second lien term loan and applied the balance of the net proceeds to outstanding borrowings under our reserve-based credit facility. The repayment therefore resulted in an increase in the amount available to be borrowed under our reserve-based credit facility. The unaudited pro forma combined information reflects the fact that the increase in borrowing capacity provided Vanguard available funding for the Arkoma Basin Acquisition.

On June 1, 2012, Vanguard and its wholly-owned subsidiary Vanguard Permian, LLC (“Vanguard Permian”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) to acquire natural gas and liquids assets in the Woodford Shale and Fayetteville Shale of the Arkoma Basin (the “Purchased Assets”) for a purchase price of $445.0 million from Antero Resources Corporation (“Antero”), a wholly-owned subsidiary of Antero Resources LLC. We refer to this acquisition as the “Arkoma Basin Acquisition.” This acquisition was completed on June 29, 2012 for an aggregate adjusted purchase price of $434.4 million. The effective date of this acquisition was April 1, 2012. The purchase price was funded with borrowings under our reserve-based credit facility.

The unaudited pro forma combined balance sheet gives effect to the Senior Notes Offering and Arkoma Basin Acquisition as if they had occurred on March 31, 2012. The unaudited pro forma combined statements of operations for the year ended December 31, 2011 and the three months ended March 31, 2012 give effect to the ENP Merger, the Permian Basin Acquisition I, the Senior Notes Offering and the Arkoma Basin Acquisition as if they had occurred on January 1, 2011. The ENP Merger and the Permian Basin Acquisition I are unrelated to the Arkoma Basin Acquisition.

The unaudited pro forma combined financial information includes adjustments to conform the historical accounting for the natural gas and liquids properties from the Arkoma Basin Acquistion to the full cost method. Vanguard follows the full cost method of accounting while Antero follows the successful efforts method of accounting for oil and natural gas properties. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases, abandonment costs and general and administrative expenses directly related to exploration and development activities. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, related equipment and facilities are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.

The unaudited pro forma combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the Vanguard management; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the ENP Merger, the Permian Basin Acquisition I, the Senior Notes Offering and the Arkoma Basin Acquisition. Vanguard believes the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

Note 2. Unaudited Pro forma Combined Balance Sheet

Pro Forma Adjustment to the Unaudited Pro Forma Combined Balance Sheet

Adjustments (a) – (b) to the unaudited pro forma combined balance sheet as of March 31, 2012 are to reflect the Arkoma Basin Acquisition completed on June 29, 2012 as follows:

(a)	Represents elimination of assets and liabilities not acquired.
(b)
To adjust the assets acquired and liabilities assumed to their estimated fair values as of the closing date and to record the financing of the acquisition with borrowings under the Company's reserve-based credit facility

Adjustment (c) to the unaudited pro forma combined balance sheet as of March 31, 2012 is to reflect the net proceeds from the Senior Notes Offering of $338.7 million, net of the bond discount of $2.5 million and deferred financing fees of $8.8 million, and the subsequent repayment of the second lien term loan $57.0 million and the repayment of borrowings under the reserve-based credit facility of $277.0 million.

Total cash consideration for the Arkoma Basin Acquisition was $434.4 million. The measurement of the fair value at acquisition date of the assets acquired as compared to the fair value of consideration transferred, adjusted for purchase price adjustments, resulted in a gain on the acquisition of $22.1 million, calculated in the following table. The gain primarily resulted from the changes in the value of derivative assets which was driven by the changes in oil and natural gas prices.

Fair value of assets and liabilities acquired:	(in thousands)
Oil and natural gas properties	$352,027
Derivative assets	114,001
Asset retirement obligations	(9,484)
Total fair value of assets and liabilities acquired	456,544
Fair value of consideration transferred	434,448
Gain on acquisition	$22,096

Note 3. Unaudited Pro Forma Combined Statements of Operations

The unaudited pro forma combined statements of operations for the three month period ended March 31, 2012 and for the year ended December 31, 2011 include adjustments to reflect the following:

(a)	Represents elimination of income and expenses not related to the properties acquired.
(b)
Represents the change in depreciation, depletion, amortization and accretion related to the Arkoma Basin Acquisition completed during June 2012 primarily resulting from the pro forma calculation of the combined entity’s depletion expense under the full cost method of accounting for oil and natural gas properties.

(c)
Represents elimination of unsuccessful exploration costs, geological and geophysical costs and delay rentals attributable to the development of oil and natural gas properties in accordance with the full cost method of accounting for oil and natural gas properties.

(d)
Represents the adjustment to interest expense related to borrowings under Vanguard's reserve-based credit facility to fund the Arkoma Basin Acquisition completed during June 2012, offset by the reduction in interest expense resulting from the repayment of borrowings under Vanguard’s reserve-based credit facility and second lien term loan, which were repaid using proceeds from the Senior Notes Offering.

(e)	Represents the pro forma interest expense related to the Senior Notes Offering, including the amortization of bond discount and deferred financing costs.

Adjustment (f) represents dilutive common units as a result of the increase in net income from the Arkoma Basin Acquisition for the three-month period ended March 31, 2012.

Note 4. Vanguard’s Unaudited Pro Forma Consolidated Statement of Operations

Vanguard’s unaudited pro forma consolidated statement of operations included in the unaudited pro forma combined statement of operations for the year ended December 31, 2011 give effect to the ENP Merger and the Permian Basin Acquisition I as if they had occurred on January 1, 2011 as follows:

Vanguard Unaudited Pro Forma
 Consolidated Statement of Operations
 for the Year Ended December 31, 2011

	Vanguard Historical	Pro forma adjustments Permian Basin Acquisition I		Pro forma adjustments Encore Merger		Vanguard pro forma
	(In thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$312,842	$10,848	(a)	$—		$323,690
Loss on commodity cash flow hedges	(3,071)	—		—		(3,071)
Realized gain on other commodity derivative contracts	10,276	—		—		10,276
Unrealized loss on other commodity derivative contracts	(470)	—		—		(470)
Total revenues	319,577	10,848		—		330,425
Costs and Expenses
Production:
Lease operating expenses	63,944	3,528	(b)	—		67,472
Production and other taxes	28,621	—		—		28,621
Depreciation, depletion, amortization and accretion	84,857	3,346	(c)	—		88,203
Selling, general and administrative expenses	19,779	—		(2,635)	(f)	17,144
Total costs and expenses	197,201	6,874		(2,635)		201,440
Income from operations	122,376	3,974		2,635		128,985
Other income and (expense)		—
Other income	77	—		—		77
Interest expense	(28,994)	(1,098)	(d)	—		(30,092)
Realized loss on interest rate derivative contracts	(2,874)	—		—		(2,874)
Unrealized loss on interest rate derivative contracts	(2,088)	—		—		(2,088)
Net gain (loss) on acquisition of oil and natural gas properties	(367)	657	(e)	—		290
Total other income (expense)	(34,246)	(441)		—		(34,687)
Net income	88,130	3,533		2,635		94,298
Less: Net income attributable to non-controlling interest	(26,067)	—		26,067	(h)	—
Net income attributable to Vanguard unitholders	$62,063	$3,533		$28,702		$94,298
Net income per Common and Class B unit
Basic and Diluted	$1.95					$1.94
Weighted average units outstanding
Common units – basic	31,370			16,856	(g)	48,226
Common units – diluted	31,430			16,856	(g)	48,286
Class B units – basic & diluted	420			—		420

Vanguard's unaudited pro forma consolidated statements of operations include the following adjustments:

(a)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Permian Basin Acquisition I completed during 2011.
(b)	Represents the increase in lease operating expenses resulting from the Permian Basin Acquisition I completed during 2011.
(c)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Permian Basin Acquisition I completed during 2011.
(d)	Represents the pro forma interest expense related to borrowings under financing arrangement existing at that time to fund the Permian Basin Acquisition I completed during 2011.
(e)
Represents the elimination of the nonrecurring loss which resulted from the impairment of goodwill related to the acquisition of natural gas and oil properties in the Permian Basin Acquisition I completed during 2011.

(f)
Represents the elimination of certain general and administrative expenses resulting from ENP not being a separate public company after the completion of the Merger, including director-related expenses, directors' and officers' liability insurance premiums, NYSE listing fees and SEC filing fees.

(g)
Represents the adjustment for the weighted average number of units from the issuance of 18,420,606  Vanguard common units under the terms of the ENP Merger, whereby ENP's public unitholders received 0.75 Vanguard common units for each ENP common unit held at closing.

(h)	Elimination of the allocation of net income to non-controlling interest as a result of the ENP Merger.